Exhibit 6.1

WAVERLY LABS INC.

2017 STOCK OPTION AND GRANT PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Waverly Labs Inc. 2017 Stock Option and Grant Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees or directors of, and consultants (whether individuals or entities) to, Waverly Labs Inc. (including any successor entity, the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards or any combination of the foregoing.

“Bankruptcy” shall mean (i) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Holder, or (ii) the Holder being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Holder’s assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, and (iii) the Holder being subject to a transfer of its Issued Shares by operation of law, except by reason of death or divorce.

“Board” means the Board of Directors of the Company.

“Cause” means dismissal as a result of (i) the commission of any act by a Grantee constituting financial dishonesty against the Company or its Subsidiaries (which act would be chargeable as a crime under applicable law); (ii) a Grantee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board, would: (A) materially adversely affect the business or the reputation of the Company or any of its Subsidiaries with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose the Company or any of its Subsidiaries to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by a Grantee to follow the lawful directives of the chief executive officer of the Company or any of its Subsidiaries or the Board, or (iv) any material misconduct, violation of the Company’s or Subsidiaries’ policies, or willful and deliberate non-performance of duty by the Grantee in connection with the business affairs of the Company or its Subsidiaries.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth at the end of this Plan.

“Eligible Person” means any Person who is a full- or part-time officer, employee or director of, or a consultant (including an entity) to, the Company or any Subsidiary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of a Share means (i) the closing price on the date of determination reported in the table entitled “New York Stock Exchange Composite Transactions” contained in The Wall Street Journal (or an equivalent successor table) (or, if no sale of Shares was reported for such date, on the most recent trading day prior to such date on which a sale of Shares was reported); (ii) if the Shares are not listed on the New York Stock Exchange, the closing sales price of the Shares on such other national exchange on which the Shares are principally traded, or as reported by the National Market System, or similar organization, as reported in the appropriate table or listing contained in The Wall Street Journal, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organizations; or (iii) in the event that there is no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee.

“Grantee” means any Person who has received an Award hereunder.

“Holder” means, with respect to an Award or any Issued Shares, the Grantee of the Award or Issued Shares and Permitted Transferee of such Award or Issued Shares. The term “Holder” shall not include any transferee of Issued Shares who is not a Permitted Transferee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Issued Shares” means, collectively, all outstanding Shares issued pursuant to Restricted Stock Awards, all outstanding Shares issued pursuant to Unrestricted Stock Awards, and all Option Shares.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase Shares granted pursuant to Section 6.

“Option Shares” means outstanding Shares that were issued to a Holder upon the exercise of a Stock Option.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Permitted Transferees” shall mean Grantee’s spouse, former spouse, children, stepchildren, brothers, sisters, nephews, nieces, grandchildren, parent, grandparent, mother-in-law, father-in-law, son-in-law or daughter-in-law, including adoptive relationships (“family members”), a trust in which the Grantee and the Grantee’s family members have more than 50 percent of the beneficial interests or any other entity in which the Grantee and Grantee’s family members own more than 50 percent of the voting interests. Upon the death of the Grantee, the term Permitted Transferees shall also include such deceased Grantee’s estate, executives, administrators, personal representatives, heirs, legatees and distributees, as the case may be.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Repurchase Event” means (i) a Termination of Service, (ii) the Holder’s Bankruptcy, (iii) the consummation of a Sale Event, or (iv) a Restrictive Covenant Breach.

“Restricted Stock Award” means Awards granted pursuant to Section 7 and “Restricted Stock” means Shares granted pursuant to such Awards.

“Restrictive Covenant Breach” means a breach by the Grantee of an Award of any written non-competition covenant, non-solicitation covenant or confidentiality covenant owing to the Company, determined in each such case by the Board in its good faith judgment. The date of a Restrictive Covenant Breach shall be deemed to be the date upon which the Board or chief executive officer of the Company first learns of such Restrictive Covenant Breach.

“Sale Event” means the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an Unrelated Person, (iii) a merger, reorganization or consolidation in which the outstanding Shares are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, (iv) the sale of all or a majority of the outstanding Stock of the Company to an Unrelated Person, or (v) any other transaction (but excluding any equity financing by the Company) in which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or a successor entity immediately upon completion of the transaction.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Shares” means shares of Stock, and such other securities of the Company or successor entity as may be substituted for Shares pursuant to Section 4(a) hereof.

“Stock” means the Common Stock of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination of Service” means the termination of the Grantee’s employment or service relationship with the Company and its Parents and Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including, without limitation, upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily. A Termination of Service will also occur if a Grantee’s employment or service relationship with the Company and its Parents or Subsidiaries terminates as a result of one or more transactions causing the Grantee’s employer (or the Person for whom such Grantee performs services) to cease to be a Subsidiary or Parent with respect to the Company. Except as provided in an Award agreement, the following shall not constitute a Termination of Service: (i) a transfer to the employment or service of the Company from a Subsidiary or Parent or from the Company to a Subsidiary or Parent, or from one Subsidiary or Parent to another Subsidiary or Parent, (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Committee, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, or (iii) a change in status as an employee, non-employee director of, or consultant to the Company or any Parent or Subsidiary to any other status as an employee, non-employee director of, or consultant to the Company or any Parent or Subsidiary.

“Unrelated Person” means a Person who is not a director, officer or employee of the Company, an Affiliate of the of the Company or any group of shareholders of the Company, the members of which are the holders of more than 1% of the Company’s outstanding voting securities immediately prior to such transaction.

“Unrestricted Stock Award” means any Award granted pursuant to Section 8 and “Unrestricted Stock” means Shares granted pursuant to such Awards.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)       Administration of Plan. The Plan shall be administered by the Board, or at the discretion of the Board, by a committee of the Board, comprised of not less than two directors. All references herein to the Committee shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board or a committee or committees of the Board, as applicable). Notwithstanding the foregoing, for purposes of Awards to non-employee directors, “Committee” shall mean the full Board. In the event that the Company has a class of securities that is registered under Section 12 of the Exchange Act, the Committee shall be comprised of two or more directors of the Company, each of whom shall qualify as a “non-employee director” under Rule 16b-3 promulgated by the Securities Exchange Commission under the Exchange Act.

(b)       Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)         to select the individuals and/or entities to whom Awards may from time to time be granted;

(ii)        to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards or any combination of the foregoing, granted to any one or more Grantees;

(iii)       to determine the number of Shares to be covered by any Award;

(iv)       to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Grantees, and to approve the form of written instruments evidencing the Awards;

(v)        to amend, with the consent of the Grantee, the terms of any outstanding Award at any time, among other things, to change the exercise price of any Stock Option or to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Plan or Award specifically permits amendment without consent;

(vi)       to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vii)      to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

(viii)     subject to any restrictions applicable to Incentive Stock Options, to extend at any time the period in which Stock Options may be exercised;

(ix)        to appoint such agents as the Committee may deem necessary or advisable to administer the Plan; and

(x)        at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all Persons, including the Company and Plan Grantees.

(c)       Sale Event. The following provisions shall apply to Awards in the event of a Sale Event unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the holder of the Award or unless otherwise expressly provided by the Committee at the time of grant of an Award. Except as otherwise stated in the in the instrument evidencing the Award, in the event of a Sale Event, then, notwithstanding any other provision of the Plan, the Committee shall take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Sale Event:

(i)         arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar stock award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Sale Event);

(ii)        arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)       accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Sale Event as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five (5) days prior to the effective date of the Sale Event), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Sale Event;

(iv)       arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v)        cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Sale Event, in exchange for such cash consideration, if any, as the Committee, in its sole discretion, may consider appropriate; and

(vi)       make a payment, in such form as may be determined by the Committee equal to the excess, if any, of (A) the value of the property the holder of the Award would have received upon the exercise of the Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action with respect to all Awards or with respect to all Holders.

(d)       Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; CHANGES IN STOCK; SUBSTITUTION

(a)       Stock Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be 793,918 Shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the Shares underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan. Subject to such overall limitation, Shares may be issued up to such maximum number pursuant to any type or types of Award. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury.

(b)       Changes in Stock. Subject to Section 4 hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split spin-off or split-up or other similar change in the Company’s capital stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of Shares or other securities of the Company, or additional Shares or new or different Shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price per Share subject to each outstanding Award, if any, and (iv) the exercise price and/or exchange price for each Share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) or the aggregate Fair Market Value of the Shares with respect to which such Stock Options remain exercisable. Any such adjustment shall be made in accordance with the requirements of Treasury Regulation Sections 1.409A-l(b)(5)(v)(D) and 1.424-1(a)(5) as determined by the Committee in good-faith and any such adjustment by the Committee shall be final, binding and conclusive on all Persons. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional Shares.

The Committee may also adjust the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan; provided, however, that no such adjustment shall be made if it would constitute a modification, extension or renewal of a Stock Option within the meaning of Treasury Regulation Section 1.409A-l(b)(5)(v) or Section 1.424-1(e).

(c)       Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by officers, employees or directors of, or consultants to, another corporation (the “employing corporation”) in connection with a merger or consolidation of such employing corporation with the Company or a Subsidiary or upon such employer corporation becoming a Subsidiary hereunder in connection with a merger, consolidation, or stock purchase of such employer corporation or its parent corporation by the Company or any Subsidiary or upon such officer, employee or director of, or consultant to, such employer corporation in connection with an acquisition property of the employing corporation by the Company or a Subsidiary. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances; provided, however, that the terms of any substitute Option granted pursuant to this Section 3(c) must comply with the requirements of Code Section 409A and 424 such that any Options granted in substitution of incentive stock options within the meaning of Section 422 of the Code shall qualify as Incentive Stock Options and any other Options granted pursuant to this Section 3(c) in substitution of non-qualified options granted shall not cause the Grantee of such substitute Options to be subject to taxation under Code Section 409A with respect to such Options. Any substitute Awards granted under the Plan shall not count against the Share limitation set forth in Section 3(a).

SECTION 4. TREATMENT UPON SALE EVENT OR OTHER EXTRAORDINARY TRANSACTION

(a)       Options.

(i)       In the case of and subject to the consummation of a Sale Event, the Committee shall have the right (but not the obligation) to accelerate the vesting with respect to any or all of the outstanding Options. Upon the consummation of a Sale Event, the Plan and all Options issued hereunder (both vested and unvested) shall terminate upon the effective time of any such Sale Event unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Options theretofore granted by the successor entity, or the substitution of such Options with new Options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of Shares and, if appropriate, the per Share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder).

(ii)       In the event of the termination of the Plan and all Options issued hereunder pursuant to a Sale Event, each Holder of Options shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all such Options that are then exercisable or that will become exercisable as of the effective time of the Sale Event; provided, however, that the exercise of any Options not exercisable prior to the Sale Event shall be conditioned upon the consummation of the Sale Event.

(iii)       Notwithstanding anything to the contrary in Section 4(a)(i), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each Share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Grantees holding vested Options (including Options (if any) that vest as a result of such Sale Event) in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per Share pursuant to the Sale Event (the “Sale Price”) times the number of Shares subject to outstanding vested Options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding vested Options. If exercise price per Share of a vested Option equals or exceeds the Sales Price per Share, such Option shall be cancelled upon consummation of such Sale Event without payment of any consideration to the Grantee unless provision is made in connection with the Sale Event for the assumption or continuation of such Option pursuant to Section 4(a)(i) above.

(b)       Option Shares and Restricted Stock Awards. Unless otherwise provided in an Award agreement, in the case of and subject to the consummation of a Sale Event, Option Shares and Shares of Restricted Stock shall be subject to the repurchase right set forth in Section 9(c)(i) and 9(c)(ii), respectively.

(c)       Unrestricted Stock Awards. Unless otherwise provided herein or in an Award agreement, any Shares of Unrestricted Stock shall be treated in a Sale Event the same as all other Shares then outstanding.

SECTION 5. ELIGIBILITY

The Committee may in its discretion grant Awards to any Person who is an Eligible Person at the time such Award is granted, whether or not such Person has previously received an Award.

SECTION 6. STOCK OPTIONS

(a)       Nature of Stock Options. A Stock Option is an Award entitling the Grantee to acquire, upon payment of the exercise price per Share, as determined by the Committee and set forth in the Option Agreement, Shares subject to such restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Stock Option is contingent on the Grantee executing the Stock Option agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Grantees.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary. To the extent that any Option is not designated as an Incentive Stock Option or does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(b)       Grants of Stock Options. The Committee in its discretion may grant Stock Options to any Person who is an Eligible Person on the date the Stock Option is granted. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines, Stock Options may be granted in lieu of cash compensation at the Grantee’s advance written election delivered to the Company no later than the date specified by the Committee, subject to such terms and conditions as the Committee may establish.

(i)       Exercise Price. The exercise price per Share of Stock covered by a Stock Option granted under the Plan shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary (a “Ten Percent Owner”), the exercise price per Share of Stock covered by any Incentive Stock Option granted to such employee shall be not less than 110 percent of the Fair Market Value of a Share on the grant date.

(ii)       Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee is a Ten Percent Owner on the grant date of an Incentive Stock Option granted to such employee, the term of such Incentive Stock Option shall be no more than five years from the date of grant.

(iii)       Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee and set forth in the Stock Option agreement. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. A Grantee shall have the rights of a stockholder only as to Shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. A Grantee shall not be deemed to have acquired any such Shares unless and until a Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Shares to the Grantee, and the Grantee’s name shall have been entered on the books of the Company as a stockholder.

(iv)       Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods or as otherwise provided by the Committee:

(A)       In cash, by certified or bank check or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the applicable exercise price for each Option Share purchased;

(B)       By the Grantee delivering to the Company a promissory note if the Board has expressly authorized the loan of funds to the Grantee for the purpose of enabling or assisting the Grantee to effect the exercise of his or her Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note if otherwise required by state law; or

(C)       If permitted by the Committee, through the delivery (or attestation to the ownership) of Shares beneficially owned by the Grantee which are not then subject to restrictions under any Company plan, including Shares acquired upon exercise of such Option. Such surrendered Shares shall be valued at Fair Market Value on the exercise date.

Payment instruments will be received subject to collection. No certificates for Shares so purchased will be issued to the Grantee until the Company has completed all steps required by law to be taken in connection with the issuance and sale of the Shares, including, without limitation, (i) receipt of a representation from the Grantee at the time of exercise of the Option that the Grantee is purchasing the Shares for the Grantee’s own account and not with a view to any sale or distribution thereof, (ii) the legending of any certificate representing the Shares to evidence the foregoing representations and restrictions, and (iii) obtaining from Grantee payment or provision for all withholding taxes due as a result of the exercise of the Option. The delivery of certificates representing the Shares to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Grantee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event a Grantee chooses to pay the purchase price by Shares through the attestation method, the number of Shares transferred to the Grantee upon the exercise of the Stock Option shall be net of the number of Shares attested to.

(c)       Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options granted under this Plan or under any other plan maintained by the Company, any of its Parents or any of its Subsidiaries become exercisable for the first time by a Grantee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(d)       Exercisability of Incentive Stock Option Following Termination of Employment. An Incentive Stock Option granted hereunder shall not qualify for “incentive stock option” treatment under Section 422 of the Code unless the Grantee is an employee of the Company or a Parent or Subsidiary of the Company at all times during the period commencing on the date of grant and ending (i) on the day three (3) months prior to the date the Option is exercised, or (ii) if the Grantee is disabled (within the meaning of Section 22(e)(3) of the Code), on the day that is one year prior to the date the Option is exercised.

SECTION 7. RESTRICTED STOCK AWARDS

(a)       Nature of Restricted Stock Awards. A Restricted Stock Award is an Award pursuant to which the Company may, in its sole discretion, grant or sell, at such purchase price as determined by the Committee, in its sole discretion, Shares subject to such restrictions and conditions as the Committee may determine at the time of grant, which purchase price shall be payable in cash or other form of consideration acceptable to the Committee. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the Grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Grantees.

(b)       Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a Grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award.

(c)       Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

(d)       Record Owner; Dividends. The Holders of Restricted Stock shall be considered the record owners of and shall be entitled to vote the Shares of Restricted Stock if and to the extent such Shares are entitled to voting rights. At the time of a grant of Restricted Stock, the Committee may require the payment of cash dividends thereon, if any, to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be subject to the same restrictions and other terms as apply to the Restricted Stock with respect to which such dividends are issued. Notwithstanding the foregoing, the Company is under no obligation to declare any such dividends or to make any such distribution.

(e)       Effect of Forfeiture. If Restricted Stock is forfeited pursuant to the terms of the Restricted Stock Award agreement and the Grantee did not pay for such Restricted Stock, such Shares shall be immediately transferred to the Company and cancelled upon the occurrence of a forfeiture event as set forth in the Restricted Stock Award agreement. If Restricted Stock is not vested and the Grantee purchased such Restricted Stock from the Company, the Company or its assigns shall have the right and option to repurchase some or all of such non-vested Shares (as determined by the Company) upon the occurrence of an event causing the Grantee or Holder to forfeit his or her right to such Restricted Stock (the “Forfeiture Date”) at a repurchase price equal to the lesser of (x) the amount paid by the Grantee for such Shares, or (y) the Fair Market Value per Share on the date the Company exercises its repurchase right. This repurchase right may be exercised by the Company at any time during the period commencing on the date the forfeiture event occurs and ending on the date that is six months following the date of such forfeiture event occurs (the “Repurchase Period”) upon payment by the Company of the repurchase price to the Holder of the repurchased Shares. Any Shares of Restricted Stock that the Company does not repurchase during the Repurchase Period shall become vested and nonforfeitable at the expiration of the Repurchase Period.

SECTION 8. UNRESTRICTED STOCK AWARDS

(a)       Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Committee) an Unrestricted Stock Award to any Grantee, pursuant to which such Grantee may receive Shares free of any vesting restrictions under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual or entity.

(b)       Elections to Receive Unrestricted Stock In Lieu of Compensation. Upon the request of a Grantee and with the consent of the Committee, each such Grantee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such Grantee in the form of Shares of Unrestricted Stock.

SECTION 9. TRANSFER RESTRICTIONS; COMPANY RIGHT OF FIRST REFUSAL; COMPANY REPURCHASE RIGHTS

(a)       Restrictions on Transfer.

(i)       Options. No Stock Option shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the Grantee’s lifetime, only by the Grantee, or by the Grantee’s legal representative or guardian in the event of the Grantee’s incapacity. The Grantee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company, and any such beneficiary may exercise the Grantee’s Stock Option in the event of the Grantee’s death to the extent provided herein. If the Grantee does not designate a beneficiary, or if the designated beneficiary predeceases the Grantee, the legal representative of the Grantee may exercise this Stock Option in the event of the Grantee’s death to the extent provided herein. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award agreement regarding a given Option that the Grantee may transfer, without consideration for the transfer, his or her Non-Qualified Stock Options to a Permitted Transferee, provided that the Permitted Transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

(ii)       Issued Shares. No Issued Shares shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless (i) such transfer is in compliance with the terms of the applicable Award, all applicable securities laws (including, without limitation, the Act), and with the terms and conditions of this Section 9, (ii) such transfer does not cause the Company to become subject to the reporting requirements of the Exchange Act, and (iii) the transferee consents in writing to be bound by the provisions of the Plan, including this Section 9. In connection with any proposed transfer, the Committee may require the transferor to provide at the transferor’s own expense an opinion of counsel to the transferor, satisfactory to the Committee, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Securities Act). Any attempted disposition of Issued Shares not in accordance with the terms and conditions of this Section 9 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Issued Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of Issued Shares. Subject to the foregoing general provisions, and unless otherwise provided in the agreement with respect to a particular Award, Issued Shares may be transferred pursuant to the following specific terms and conditions (provided that with respect to any transfer of Restricted Stock, all vesting and forfeiture provisions shall continue to apply only with respect to the Grantee):

(A)       Transfers to Permitted Transferees. The Holder may sell, assign, transfer or give away any or all of the Issued Shares to Permitted Transferees; provided, however, that following such sale, assignment, or other transfer, such Issued Shares shall continue to be subject to the terms of this Plan (including this Section 9) and such Permitted Transferee(s) must, as a condition to any such transfer, deliver a written acknowledgment to that effect to the Company.

(B)       Transfers Upon Death. Upon the death of the Holder, any Issued Shares then held by the Holder at the time of such death and any Issued Shares acquired thereafter by the Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be subject to the provisions of this Plan (including this Section 9).

(iii)       All Issued Shares shall be subject to all restrictions on transfer as set forth in Company’s Amended and Restated Bylaws including, without limitation, Section 8.04 thereof.

(b)       Right of First Refusal. In the event that a Holder desires at any time to sell or otherwise transfer all or any part of such Holder’s Issued Shares to any Person (other than a Permitted Transferee), the Holder first shall give written notice to the Company of the Holder’s intention to make such transfer. Such notice shall state the number of Issued Shares which the Holder proposes to sell (the “Offered Shares”), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Holder within the foregoing 30-day period. If the Company or its assigns elect to exercise its purchase rights under this Section 9(b), the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Holder. In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Holder may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Holder’s notice. Any Shares purchased by such proposed transferee (other than a purchase by a Permitted Transferee) shall no longer be subject to the terms of the Plan. Any Shares not sold to the proposed transferee shall remain subject to the terms of the Plan.

(c)       Company’s Right of Repurchase.

(i)       Right of Repurchase for Option Shares. The Company or its assigns shall have the right and option upon the occurrence of a Repurchase Event with respect to a Holder of Option Shares to repurchase from such Holder some or all (as determined by the Company) of the Option Shares held or subsequently acquired upon exercise of a Stock Option by such Holder at the price per Share specified below. Such repurchase right may be exercised by the Company at any time during the period commencing on the date the Repurchase Event occurs and ending on the later of (A) the date that is eighteen (18) months following the date of such Repurchase Event or (B) the date that is thirteen (13) months after the acquisition of such Option Shares upon exercise of a Stock Option (the “Option Shares Repurchase Period”). The “Option Shares Repurchase Price” shall be the Fair Market Value of the Option Shares; provided, however, that in the case of a Restrictive Covenant Breach, the Option Shares Repurchase Price shall be the lesser of Fair Market Value of the Option Shares or the purchase price paid by the Grantee (or Holder) for the Option Shares upon exercise of Options by the Grantee (or Holder). Fair Market Value of the Option Shares shall be determined as of the date the Committee elects to exercise its repurchase rights in connection with such Repurchase Event.

(ii)       Right of Repurchase With Respect to Restricted Stock. Unless otherwise set forth in the agreement entered into by the Grantee and the Company in connection with a Restricted Stock Award, the Company or its assigns shall have the right and option upon a Repurchase Event to repurchase from a Holder of Issued Shares received pursuant to a Restricted Stock Award some or all (as determined by the Company) of such Issued Shares at the price per Share specified below. Such repurchase right may be exercised by the Company at any time during the period commencing on the date the Repurchase Event occurs and ending on the date that is six months following the date of such Repurchase Event (the “Non-Option Shares Repurchase Period”). The “Non-Option Shares Repurchase Price” shall be the Fair Market Value of such Issued Shares; provided, however, that in the case of a Restrictive Covenant Breach, the Non-Option Shares Repurchase Price shall be the lesser of Fair Market Value of the Issued Shares or the original purchase price paid by the Grantee for the Issued Shares received pursuant to a Restricted Stock Award. Fair Market Value of the Option Shares shall be determined as of the date the Committee elects to exercise its repurchase rights in connection with such Repurchase Event.

(iii)       Procedure. Any repurchase right of the Company shall be exercised by the Company or its assigns by giving the Holder written notice on or before the last day of the Option Shares Repurchase Period or Non-Option Shares Repurchase Period, as applicable, of its intention to exercise such repurchase right. Upon such notification, the Holder shall promptly surrender to the Company, free and clear of any liens or encumbrances, any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Holder, the Company or its assignee or assignees shall deliver to him, her or them a check for the Option Shares Repurchase Price or the Non-Option Shares Repurchase Price, as applicable; provided, however, that the Company may pay the Option Shares Repurchase Price or Non-Option Shares Repurchase Price, as applicable, by offsetting and canceling any indebtedness then owed by the Holder to the Company.

(d)       Drag Along Right. In the event the holders of a majority of the Company’s voting capital stock then outstanding (the “Majority Shareholders”) determine to sell or otherwise dispose of all or substantially all of the assets of the Company or all or fifty percent (50%) or more of the capital stock of the Company, in each case in a transaction constituting a change in control of the Company, to any non-Affiliate(s) of the Company or any of the Majority Shareholders, or to cause the Company to merge with or into or consolidate with any non-Affiliate(s) of the Company or any of the Majority Shareholders (in each case, the “Buyer”) in a bona fide negotiated transaction (a “Sale”), each Holder of Issued Shares, including any Permitted Transferees, shall be obligated to and shall upon the written request of the Majority Shareholders: (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his or her Issued Shares (including for this purpose all of such Holder’s or his or her Permitted Transferee’s Issued Shares that presently or as a result of any such transaction may be acquired upon the exercise of an Option (following the payment of the exercise price therefor)) on substantially the same terms applicable to the Majority Shareholders (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of preferred stock); and (b) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Issued Shares in favor of any Sale proposed by the Majority Shareholders and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents as the Majority Shareholders or the Buyer may reasonably require in order to carry out the terms and provisions of this Section 9(d).

(e)       Escrow Arrangement.

(i)       Escrow. In order to carry out the provisions of Sections 7(e) and 9(b), (c), and (d) of this Agreement more effectively, the Company shall hold any Issued Shares in escrow together with separate stock powers executed by the Holder in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Issued Shares, execute a like stock power as to such Issued Shares. The Company shall not dispose of the Issued Shares except as otherwise provided in this Agreement. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Holder and any Permitted Transferee, as the Holder’s and each such Permitted Transferee’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Issued Shares being purchased and to transfer such Issued Shares in accordance with the terms hereof. At such time as any Issued Shares are no longer subject to the Company’s repurchase, first refusal and drag along rights, the Company shall, at the written request of the Holder, deliver to the Holder (or the relevant Permitted Transferee) a certificate representing such Issued Shares with the balance of the Issued Shares to be held in escrow pursuant to this Section 9(e).

(ii)       Remedy. Without limitation of any other provision of this Agreement or other rights, in the event that a Holder, any Permitted Transferees or any other Person is required to sell a Holder’s Issued Shares pursuant to the provisions of Sections 7(e) or 9(b), (c), or (d) hereof and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Issued Shares the certificate or certificates evidencing such Issued Shares together with a related stock power, the Company or such designated purchaser may deposit the applicable purchase price for such Issued Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for such Holder, any Permitted Transferees or other Person, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by such Holder as provided above. Upon any such deposit and/or offset by the Company or its designated purchaser of such amount and upon notice to the Person who was required to sell the Issued Shares to be sold pursuant to the provisions of Sections 7(e) or 9(b), (c), or (d), such Issued Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, such Holder shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

(f)       Lockup Provision. Holder agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any Issued Shares (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company’s initial public offering or 90 days in the case of any other public offering.

(g)       Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, split-up or other similar change in the Common Stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of security of the Company, the restrictions contained in this Section 9 shall apply with equal force to additional and/or substitute securities, if any, received by Holder in exchange for, or by virtue of his or her ownership of, Issued Shares.

(h)       Transfers to Competitors. Notwithstanding anything contained herein to the contrary, no Issued Shares may be sold or otherwise transferred to a party that is a competitor of the Company without the prior written approval of the Board. Any sale or other purported sale of Issued Shares in violation of this Section 9(h) shall be null and void.

(i)       Termination. The terms and provisions of Section 9(b), Section 9(c), Section 9(d) and Section 9(h) shall terminate upon the closing of the Company’s initial public offering or upon consummation of any Sale Event, in either case as a result of which Shares of the same class as the Issued Shares are registered under Section 12 of the Exchange Act and publicly traded on NASDAQ/NMS or any national security exchange.

SECTION 10. TAX WITHHOLDING

(a)       Payment by Grantee. Each Grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee. The Company’s obligation to deliver stock certificates to any Grantee is subject to and conditioned on any such tax obligations being satisfied by the Grantee.

(b)       Payment in Stock. Subject to approval by the Committee, a Grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the Grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

SECTION 11. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or a reduced exercise or purchase price or with no exercise or purchase price) in a manner not inconsistent with the terms of the Plan, provided that such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. In addition, to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company’s stockholders who are entitled to vote at a meeting of stockholders. Nothing in this Section 11 shall limit the Committee’s authority to take any action permitted pursuant to Section 3(c).

SECTION 12. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a Grantee, a Grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 13. GENERAL PROVISIONS

(a)       No Distribution; Compliance with Legal Requirements. The Committee may require each Person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such Person is acquiring the Shares without a view to distribution thereof. No Shares shall be issued pursuant to an Award until all applicable securities law and other legal requirements have been satisfied. The Committee may require the placing of restrictive legends (in addition to the legend set forth in Section 13(b)) on certificates for Stock and Awards as it deems appropriate.

(b)       Legend. Any certificate(s) representing the Issued Shares shall carry substantially the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in the Waverly Labs Inc. 2017 Stock Option and Grant Plan and any agreement entered into thereunder by and between the company and the holder of this certificate (a copy of which is available at the offices of the company for examination).”

(c)       Delivery of Stock Certificates. Stock certificates to Grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Grantee, at the Grantee’s last known address on file with the Company.

(d)       Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any Grantee or Eligible Person the right to employment by the Company or any Subsidiary or the right to remain in any other service relationship with the Company or any Subsidiary.

(e)       Loans to Award Recipients. The Company shall have the authority to make loans to Grantees hereunder (including to facilitate the purchase of Shares) and shall further have the authority to issue Shares for promissory notes hereunder.

(f)       Designation of Beneficiary. Each Grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Grantee, or if the designated beneficiaries have predeceased the Grantee, the beneficiary shall be the Grantee’s estate.

SECTION 14. EFFECTIVE DATE AND DURATION OF PLAN

This Plan shall become effective upon approval by the stockholders in accordance with applicable law. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 11 hereof, until the tenth anniversary of the Effective Date of the Plan. The termination of the Plan shall not affect the terms of any Awards outstanding on the date of termination.

SECTION 15. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

SECTION 16. DISPUTE RESOLUTION

(a)       Except as provided below, any dispute arising out of or relating to this Plan or any Award made hereunder, or any agreement executed in connection herewith, or the breach, termination or validity of this Plan, any such Award or any such agreement, shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be within the State of New York.

(b)       The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three (3) depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all individuals who may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six (6) months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.

(c)       The Company, each Grantee hereunder, each party to an agreement governed hereby and any other Holder of Stock issued under this Plan (each, a “Party”) covenants and agrees that such Party will participate in the arbitration in good faith. This Section 16 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(d)       Each Party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each Party hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

DATE APPROVED BY BOARD OF DIRECTORS: February 27, 2017

DATE APPROVED BY STOCKHOLDERS: February 28, 2017

HELLOSIGN	Audit Trail

TITLE	2017 Waverly Labs Stock Option Plan
FILE NAME	Stockholder Conse… EDIT 2.28.17.pdf
DOCUMENT ID	2ac388d323cc5d7fe562e0e95cc5429609422967
STATUS	• Completed

Document History

	02/28/2017	Signed by Andrew Ochoa (andrew@waverlylabs.com)
SIGNED	15:44:59 UTC	IP: 24.185.86.219

	02/28/2017	Sent for signature to Kevin Gathani (kevinjg@gmail.com),
SENT	15:45:18 UTC	William Goethals (william@goethals.com), Sergio Del Rio Diaz
(sergio@waverlylabs.com), Jainam Shah
(jainam@waverlylabs.com), Rutvik Shah
(rutvikshah88@gmail.com) and Bryan Minhinnette
(minhinnette@hotmail.com)
IP: 24.185.86.219

	02/28/2017	Viewed by Rutvik Shah (rutvikshah88@gmail.com)
VIEWED	15:55:19 UTC	IP: 128.107.241.162

	02/28/2017	Viewed by Kevin Gathani (kevinjg@gmail.com)
VIEWED	15:57:54 UTC	IP: 70.106.218.9

	02/28/2017	Signed by Rutvik Shah (rutvikshah88@gmail.com)
SIGNED	16:01:01 UTC	IP: 128.107.241.166

HELLOSIGN	Audit Trail

TITLE	2017 Waverly Labs Stock Option Plan
FILE NAME	Stockholder Conse… EDIT 2.28.17.pdf
DOCUMENT ID	2ac388d323cc5d7fe562e0e95cc5429609422967
STATUS	• Completed

Document History

	02/28/2017	Viewed by Bryan Minhinnette (minhinnette@hotmail.com)
VIEWED	17:05:43 UTC	IP: 172.125.6.58

	02/28/2017	Signed by Bryan Minhinnette (minhinnette@hotmail.com)
SIGNED	17:37:19 UTC	IP: 172.125.6.58

	03/01/2017	william@goethals.com was changed to william@waverlylabs.com
EMAIL CHANGED	09:14:42 UTC	after email delivery failed.
IP: 195.235.52.108

	03/01/2017	Viewed by William Goethals (william@waverlylabs.com)
VIEWED	10:36:43 UTC	IP: 195.235.52.108

	03/01/2017	Signed by William Goethals (william@waverlylabs.com)
SIGNED	10:43:49 UTC	IP: 195.235.52.108

	03/01/2017	Signed by Kevin Gathani (kevinjg@gmail.com)
SIGNED	18:16:09 UTC	IP: 198.207.146.210

HELLOSIGN	Audit Trail

TITLE	2017 Waverly Labs Stock Option Plan
FILE NAME	Stockholder Conse… EDIT 2.28.17.pdf
DOCUMENT ID	2ac388d323cc5d7fe562e0e95cc5429609422967
STATUS	• Completed

Document History

	03/07/2017	Viewed by Jainam Shah (jainam@waverlylabs.com)
VIEWED	18:40:31 UTC	IP: 144.121.64.94

	03/07/2017	Signed by Jainam Shah (jainam@waverlylabs.com)
SIGNED	18:44:45 UTC	IP: 144.121.64.94

	03/07/2017	Viewed by Sergio Del Rio Diaz (sergio@waverlylabs.com)
VIEWED	23:35:37 UTC	IP: 14.136.144.56

	03/07/2017	Signed by Sergio Del Rio Diaz (sergio@waverlylabs.com)
SIGNED	23:39:42 UTC	IP: 14.136.144.56

	03/07/2017	The document has been completed.
COMPLETED	23:39:42 UTC